Exhibit 99.1

New Vista Acquisition Corp Signs Nonbinding Letter of Intent for Business Combination

New Vista Acquisition Corp (NASDAQ: NVSA) (“New Vista”) today announced that it has entered into a nonbinding letter of intent for a business combination with Verijet Holding Company LLC (“Verijet”). Verijet provides customers with private aviation services as the largest fleet operator of Cirrus Vision jets, operating 19 jets in the Northeast, Southeast and West Coast. The Cirrus Vision jet, winner of the 2017 Collier Trophy “for the greatest achievement in aeronautics . . . in America,” is currently the only single-engine turbofan aircraft widely available in the private aviation marketplace. Additionally, the Cirrus Vision jet has important safety features as a turbo-fan powered aircraft with a full aircraft parachute as well as Garmin Autoland (itself the winner of the 2020 Collier Trophy) which autonomously lands the plane with the push of a single button if a pilot is unable to fly, allowing it to be operated safely with a single pilot.

New Vista expects to provide additional details regarding the potential business combination with Verijet only if and when a definitive agreement is executed.

Completion of the potential business combination is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the potential business combination, satisfaction of the conditions negotiated therein and approval of the potential business combination by board and equity holders of both companies, as well as regulatory approvals. Accordingly, there can be no assurance that the parties will successfully negotiate and enter into a definitive agreement, or that the potential business combination will be consummated on the terms or timeframe currently contemplated, or at all.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements.

These forward-looking statements include, but are not limited to, statements regarding New Vista’s ability to enter into a definitive agreement or consummate a transaction with Verijet. Such forward-looking statements are based on the beliefs of New Vista’s management, as well as assumptions made by, and information currently available to, New Vista’s management, and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual results could differ materially from those contemplated by the forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including: the risk that the approval of the shareholders of New Vista of the proposal for an extension of time for New Vista to complete a business combination from February 19, 2023, to February 19, 2024 is not obtained; New Vista’s ability to enter into a definitive agreement with respect to the proposed business combination or consummate a transaction with Verijet; the risk that the approval of the shareholders of New Vista for the potential business combination is not obtained; the failure to obtain the necessary financing for the potential business combination; the amount of redemption requests made by New Vista’s shareholders and the amount of funds remaining in New Vista’s trust account after satisfaction of such requests; the failure to obtain the necessary regulatory approvals; those factors discussed in New Vista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022 (the “Annual Report”) under the heading “Risk Factors,” and other documents of New Vista filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that New Vista presently does not know or that New Vista currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. New Vista undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Important Additional Information and Where to Find It

On January 12, 2023, New Vista filed a definitive proxy statement (the “Shareholder Meeting Proxy Statement”) with the SEC in connection with its solicitation of proxies for New Vista’s extraordinary general meeting to be held on Friday, February 10, 2023, commencing at 10:00 a.m., New York City time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at One Manhattan West, New York, NY 10001 (the “Shareholder Meeting Proxy Statement”). On January 12, 2023, New Vista filed with the SEC an amendment to the Shareholder Meeting Proxy Statement. INVESTORS AND SECURITY HOLDERS OF NEW VISTA ARE URGED TO READ THE SHAREHOLDER MEETING PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW VISTA, THE EXTRAORDINARY GENERAL MEETING AND RELATED MATTERS.

If New Vista and Verijet enter into a definitive agreement with respect to the potential business combination, New Vista will file with the SEC a proxy statement (the “Business Combination Proxy Statement”). New Vista will send the Business Combination Proxy Statement to its shareholders and may file other documents regarding the potential business combination with the SEC. This communication is not a substitute for the Business Combination Proxy Statement or any other document that New Vista may send to its shareholders in connection with the potential business combination. INVESTORS AND SECURITY HOLDERS OF NEW VISTA ARE URGED TO READ THE BUSINESS COMBINATION PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW VISTA, VERIJET, THE POTENTIAL BUSINESS COMBINATION AND RELATED MATTERS. Investors and security holders of New Vista will be able to obtain free copies of the Business Combination Proxy Statement and other documents (including any amendments or supplements thereto) containing important information about New Vista and Verijet once those documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. New Vista makes available copies of materials they file with, or furnish to, the SEC free of charge at its website www.newvistacap.com/investor-relations.

Participants In The Solicitation

New Vista and its directors and executive officers may be considered participants in the solicitation of proxies from the shareholders of New Vista in connection with the potential business combination. Information about the directors and executive officers of New Vista is set forth in its Annual Report and on its website at www.newvistacap.com/investor-relations. Additional information regarding the interests of those participants and other persons who may be deemed participants in the potential business combination may be obtained by reading the Business Combination Proxy Statement and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This press release is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction with respect to the potential business combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Investor Contact:

Hank Neal
hn@newvistacap.comNews

Media Contact:

press@newvistacap.com